Vertiv Delivers Strong Second Quarter Operating Performance

•Net income increased $45 million and adjusted EBITDA was relatively flat compared with last year’s second quarter despite $128 million lower net sales. Adjusted EBITDA margin increased 150 basis points.
•Record backlog of $1.8 billion at end of June and second quarter orders up 2%, and up 5% organically
•Strong June month-end liquidity of $530 million and second quarter operating cash flow of $73 million
•Third quarter guidance: 4-6% organic sales and 7-14% adjusted EBITDA growth from last year’s third quarter

Columbus, Ohio, August 5, 2020 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, reported second quarter 2020 net sales of $1,006 million, a decline of $128 million or 11.3% – 8.8% organically – from last year’s second quarter. This sales decline was primarily driven by negative COVID-19 impacts and the year-over-year timing of larger projects in the Americas and EMEA. Net sales were relatively flat in APAC, but up 4% organically – indicative of that region’s continued transition from negative effects of the epidemic. Second quarter net income of $26 million increased $45 million from last year primarily driven by $49 million lower interest expense and a $37 million reduction in selling, general and administrative expenses, partially offset by $20 million lower gross profit driven by lower net sales, a $12 million impairment charge for capitalized software and an $8 million increase in foreign currency losses. Lower selling, general and administrative expenses were primarily due to a $30 million benefit from COVID-19 fixed cost actions initiated at the beginning of the second quarter. Adjusted EBITDA of $145 million declined only $2 million from last year despite a $128 million reduction in net sales as adjusted EBITDA margin of 14.4% increased 150 basis points from last year’s second quarter primarily driven by COVID-19 fixed cost actions and the continued benefit from purchasing and pricing initiatives. Orders in the second quarter were up over 2% – up 5% organically – from the second quarter of 2019, and backlog was a record high $1.8 billion at the end of June. Backlog continues to build, driven by strong orders from colocation, hyperscale and telecommunication providers which typically have larger projects with longer lead times for deployment.

“I’m pleased with the positive operational strides we made during the second quarter as we continue to navigate the on-going and unpredictable global COVID-19 pandemic. Our second quarter results, in part, reflect the benefits of the early actions we took to mitigate the impact of the pandemic,” said Rob Johnson, Vertiv Chief Executive Officer. “In the quarter, we continued to see high demand on data centers and telecommunication networks – driven by applications such as video and on-line education, business models shifting online, increasing digital healthcare needs and the exponential growth in the use of digital entertainment. We are well positioned to be the partner-of-choice for those data centers who need a broad range of products and ongoing services to maintain their operations under increased demand.

“Orders are up over 7% year-to-date – up 10% organically – and industry fundamentals remain strong. In addition, the record backlog we reported at the end of June continues to demonstrate we are serving markets with a strong secular growth trajectory even in these unprecedented times. In addition, the growth in our adjusted EBITDA margin, despite lower sales from the comparable period, showcases the positive impact of our margin initiatives to drive efficiencies through all levels of our business,” continued Johnson. “Looking ahead to the second half of the year – to the extent possible given the uncertain nature of today’s operating environment with COVID-19 – our focus will remain on holding fixed costs constant heading into next year while continuing to execute growth initiatives and margin improvement programs.”

Dave Cote, Vertiv Executive Chairman and author of “Winning Now, Winning Later,” said, “The operational controls that Rob and the Vertiv Team have put in place are already starting to produce positive results. By controlling what we can control and being disciplined in our approach with cash while investing for the future, we will continue to effectively manage costs and drive margin expansion. The team has made great strides in a short time, and while there is always more to do, I am pleased with the operational execution. Vertiv is well-positioned to take advantage of the ample opportunities on the horizon for this industry.”

Liquidity and Free Cash Flow

Liquidity at the end of the second quarter was strong at $530 million, including $365 million of unrestricted cash and $165 million availability on our $455 million asset-based lending (ABL) facility. Operating cash flow in the second quarter was $73 million, and free cash flow of $62 million increased $128 million from last year’s second quarter primarily driven by a $59 million reduction in cash interest and a $31 million reduction in cash used for trade working capital. Although some of the second quarter benefit from trade working capital was based upon the timing of cash receipts expected in the third quarter, we continue to expect free cash flow for the full year, including significant free cash flow in the second half of the year – consistent with historical trends.

Third Quarter 2020 Guidance

As an essential business in nearly every global jurisdiction where we operate, we believe we are well positioned for future growth as we continue to optimize costs, drive growth and margin expansion, create efficiencies throughout the business and take advantage of strong underlying industry fundamentals. In addition, our strong backlog positions us well for the second half of 2020 and beyond. However, there is still a lack of long-term visibility into certain markets, and the unpredictable and dynamic nature of the COVID-19 pandemic makes it difficult to anticipate – with a high degree of certainty – future financial results beyond the next few months. Based upon what we know today, we provide third quarter only financial guidance, as follows:

Third Quarter 2020 Guidance
Net sales	$1,090 million to $1,115 million
Organic net sales growth	4.0% to 6.0%
Adjusted EBITDA	$145 million to $155 million
Adjusted EBITDA margin	13.3% to 13.9%
Adjusted EPS	$0.25 to $0.28

This guidance represents strong top-line organic growth from last year’s third quarter, and adjusted EBITDA margin expands approximately 90 basis points at the midpoint primarily driven by fixed cost leverage as we anticipate relatively flat fixed costs with contribution margin remaining relatively consistent with the third quarter of 2019. Accordingly, third quarter adjusted EBITDA is projected to increase 10% at the midpoint year-over-year. Compared with the second quarter of 2020, third quarter fixed costs are projected to increase approximately $35 million primarily due to lower benefit from COVID-19 cost actions – approximately $20 million lower – and an incremental ramp-up of R&D and growth initiative spending. Once again, this guidance is based upon information we know today and could be significantly influenced by any changes to our market or supply chain dynamics pursuant to COVID-19.

2021 Outlook

While the dynamic nature of COVID-19 makes visibility challenged in some regards, we expect sales growth to continue in the cloud, colocation and telecom market segments. Additionally, as we strive to maintain fixed costs constant in 2021, we anticipate announcing restructuring activities during the third quarter which could drive a $50 – $70 million reduction in fixed costs plus additional variable cost benefit. We estimate cash costs of $50 – $70 million including capital to realize these benefits, and we will evaluate these cash costs for a likely restructuring reserve to be recorded in the third quarter. A combination of top-line growth with margin expansion plans will set-up the company nicely for 2021.

Second Quarter 2020 Earnings Conference Call

Vertiv’s management team will discuss the results during a conference call on Wednesday, August 5th starting at 11:00 a.m. Eastern Time. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of Vertiv’s website at investors.vertiv.com. A replay of the conference call will be available for 30 days following the webcast.

About Vertiv Holdings Co

Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. As Architects of Continuity™, Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, Vertiv employs approximately 20,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Non-GAAP Financial Measures

Financial statements included in this press release have been prepared in accordance with GAAP. Vertiv has included certain non-GAAP financial measures in this press release, as further described below, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. For purposes of Regulation G and Section 10(e) of Regulation S-K, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Information reconciling certain forward looking GAAP measures to non-GAAP measures related to 2020 guidance, including organic sales growth, adjusted EBITDA, adjusted EPS and adjusted EBITDA margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including, for net income and diluted EPS, the allocation and impacts of restructuring activities currently planned for Q3 2020, as discussed under “2021 Outlook” above. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

See “Reconciliation of GAAP and Non-GAAP Financial Measures” on page 8 of this press release below for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Note Concerning Forward-Looking Statements

This press release, and other statements that Vertiv may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained or incorporated by reference in this press release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this press release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the future financial performance of Vertiv; the outcome of any legal proceedings that may be instituted against Vertiv or any of its directors or officers; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; risks relating to the continued growth of Vertiv’s customers’ markets; failure to meet or anticipate technology changes; the unpredictability of Vertiv’s future operational results; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; competition in the infrastructure technologies industry; failure to realize the expected benefit from any rationalization and improvement efforts; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; changes to tax law; ongoing tax audits; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; costs or liabilities associated with product liability; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future acquisitions; failure to realize the value of goodwill and intangible assets; the global scope of the Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; exposure to fluctuations in foreign currency exchange rates; Vertiv’s ability to comply with various laws and regulations and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against us; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; risks associated with Vertiv’s limited history of operating as an independent company; potential net losses in future periods; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

Contacts

For investor inquiries:

Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries:
Sara Steindorf     Patrick Kane
FleishmanHillard for Vertiv   FleishmanHillard for Vertiv
T +1 314-982-1725     T +1 314-982-8726
E: sara.steindorf@fleishman.com   patrick.kane@fleishman.com

Source: Vertiv Holdings Co

Exhibit 99.1
Vertiv Holdings Co
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)
(Dollars in millions except for per share data)

	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
Net sales:
Net sales - products	$750.2	$865.3	$1,397.4	$1,678.6
Net sales - services	255.5	268.8	505.6	510.3
Net sales	1,005.7	1,134.1	1,903.0	2,188.9
Costs and expenses:
Cost of sales - products	515.3	613.6	978.5	1,179.9
Cost of sales - services	144.0	153.3	291.1	294.7
Cost of sales	659.3	766.9	1,269.6	1,474.6
Selling, general and administrative expenses	226.3	263.3	491.2	549.7
Loss on extinguishment of debt	—	—	174.0	—
Other deductions, net	49.5	28.1	83.8	67.0
Interest expense, net	30.1	78.7	99.1	156.4
Income (loss) before income taxes	40.5	(2.9)	(214.7)	(58.8)
Income tax expense	14.3	16.0	28.0	34.5
Net income (loss)	$26.2	$(18.9)	$(242.7)	$(93.3)

Earnings (loss) per share:
Basic	$0.08	$(0.16)	$(0.85)	$(0.79)
Diluted	$0.08	$(0.16)	$(0.85)	$(0.79)
Weighted-average shares outstanding:
Basic	328,411,705	118,261,955	284,534,285	118,261,955
Diluted	331,136,080	118,261,955	284,534,285	118,261,955

Vertiv Holdings Co
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$369.7	$223.5
Accounts receivable, less allowances of $25.1 and $19.9, respectively	1,185.0	1,212.2
Inventories	467.9	401.0
Other current assets	180.6	180.7
Total current assets	2,203.2	2,017.4
Property, plant and equipment, net	407.1	428.2
Other assets:
Goodwill	600.0	605.8
Other intangible assets, net	1,341.1	1,441.6
Deferred income taxes	8.2	9.0
Other	170.3	155.4
Total other assets	2,119.6	2,211.8
Total assets	$4,729.9	$4,657.4
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt and short-term borrowings	$42.2	$—
Accounts payable	613.4	636.8
Accrued expenses and other liabilities	761.6	867.7
Income taxes	23.3	15.2
Total current liabilities	1,440.5	1,519.7
Long-term debt, net	2,409.0	3,467.3
Deferred income taxes	111.2	124.7
Other long-term liabilities	418.3	250.5
Total liabilities	4,379.0	5,362.2
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 328,411,705 and 118,261,955 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	1,638.0	277.7
Accumulated deficit	(1,243.3)	(1,000.6)
Accumulated other comprehensive (loss) income	(43.8)	18.1
Total equity (deficit)	350.9	(704.8)
Total liabilities and equity	$4,729.9	$4,657.4

Vertiv Holdings Co
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(In millions)

	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
Cash flows from operating activities:
Net income (loss)	$26.2	$(19.0)	$(242.7)	$(93.3)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	14.3	14.2	28.5	28.4
Amortization	35.7	36.8	72.0	72.2
Deferred income taxes	(2.3)	(6.9)	(5.9)	(10.4)
Amortization of debt discount and issuance costs	1.7	7.2	7.6	14.7
Loss on extinguishment of debt	—	—	174.0	—
Capitalized software write-off	12.3	—	12.3	—
Changes in operating working capital	(34.2)	(78.0)	(168.6)	(89.9)
Other	19.3	(2.2)	1.1	(3.3)
Net cash provided by (used for) operating activities	73.0	(47.9)	(121.7)	(81.6)
Cash flows from investing activities:
Capital expenditures	(6.5)	(12.3)	(13.2)	(23.0)
Investments in capitalized software	(4.4)	(6.7)	(6.2)	(10.6)
Proceeds from disposition of property, plant and equipment	—	1.2	—	5.0
Net cash used for investing activities	(10.9)	(17.8)	(19.4)	(28.6)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility	—	138.4	324.2	251.8
Repayments of ABL revolving credit facility	(6.0)	(188.3)	(199.1)	(361.1)
Proceeds from short-term borrowings	20.2	—	20.2	—
Proceeds from the issuance of 10.00% Notes	—	114.2	—	114.2
Borrowing on Term Loan, net of discount	—	—	2,189.0	—
Repayment on Term Loan	(5.5)	—	(5.5)	—
Repayment on Prior Term Loan	—	—	(2,070.0)	—
Repayment of Prior Notes	—	—	(1,370.0)	—
Payment of redemption premiums	—	—	(75.0)	—
Payment of debt issuance cost	—	—	(11.2)	—
Proceeds from reverse recapitalization, net	5.5	—	1,832.5	—
Payment to Vertiv Stockholder	—	—	(341.6)	—
Net cash provided by financing activities	14.2	64.3	293.5	4.9
Effect of exchange rate changes on cash and cash equivalents	0.2	(1.1)	(6.2)	0.3
Increase (decrease) in cash, cash equivalents and restricted cash	76.5	(2.5)	146.2	(105.0)
Beginning cash, cash equivalents and restricted cash	303.4	122.8	233.7	225.3
Ending cash, cash equivalents and restricted cash	$379.9	$120.3	$379.9	$120.3
Changes in operating working capital
Accounts receivable	$(41.0)	$(67.8)	$27.2	$(11.5)
Inventories	(22.4)	37.7	(66.9)	34.6
Other current assets	(2.6)	(5.7)	(1.2)	(33.9)
Accounts payable	22.3	(41.9)	(21.1)	(106.1)
Accrued expenses and other liabilities	4.3	(10.9)	(116.0)	7.1
Income taxes	5.2	10.6	9.4	19.9
Total changes in operating working capital	$(34.2)	$(78.0)	$(168.6)	$(89.9)

Reconciliation of GAAP and non-GAAP Financial Measures
To supplement our consolidated financial statements that have been prepared in accordance with GAAP, we have included certain non-GAAP financial measures in this press release, as further defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•EBIT, which represents income (loss) from continuing operations before interest expense, income tax expense (benefit);
•EBITDA, which represents income (loss) from continuing operations before interest expense, income tax expense (benefit), and depreciation and amortization;
•Adjusted EBITDA, which represents EBITDA, adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations;
•Adjusted EBITDA margins, which represent Adjusted EBITDA divided by net sales;
•Adjusted EPS, which represents earnings per share adjusted for interest expense, income tax expense (benefit), depreciation and amortization and certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations;
•Organic sales, which represents net sales excluding the impact of foreign exchange rate fluctuations and purchase accounting; and
•Free cash flow, which represents cash flows from operating activities, less capital expenditures and investments in capitalized software, plus proceeds from disposition of plant, property and equipment.

Vertiv Holdings Co
Regional Segment Results
(In millions)

	Three months ended June 30					Six months ended June 30
	2020	2019	Δ	Δ%	Organic Δ%	2020	2019	Δ	Δ%	Organic Δ%
Net Sales:
Americas	$484.7	$575.1	$(90.4)	(15.7)%	(14.0)%	$951.4	$1,129.7	$(178.3)	(15.8)%	(14.5)%
APAC	322.8	323.3	(0.5)	(0.2)%	3.6%	546.7	582.3	(35.6)	(6.1)%	(2.7)%
EMEA	198.2	235.7	(37.5)	(15.9)%	(13.3)%	404.9	476.9	(72.0)	(15.1)%	(12.5)%
	$1,005.7	$1,134.1	$(128.4)	(11.3)%	(8.8)%	$1,903.0	$2,188.9	$(285.9)	(13.1)%	(10.9)%

Adjusted EBITDA:
Americas	$136.4	$136.1	$0.3	0.2%		$236.5	$260.6	$(24.1)	(9.2)%
APAC	58.3	53.7	4.6	8.6%		86.5	88.5	(2.0)	(2.3)%
EMEA	32.9	28.4	4.5	15.8%		60.1	60.6	(0.5)	(0.8)%
Corporate (1)	(82.8)	(71.5)	(11.3)			(167.9)	(153.1)	(14.8)
	$144.8	$146.7	$(1.9)	(1.3)%		$215.2	$256.6	$(41.4)	(16.1)%

Adjusted EBITDA margins (2):
Americas	28.1%	23.7%	4.4%			24.9%	23.1%	1.8%
APAC	18.1%	16.6%	1.5%			15.8%	15.2%	0.6%
EMEA	16.6%	12.0%	4.6%			14.8%	12.7%	2.1%
Vertiv	14.4%	12.9%	1.5%			11.3%	11.7%	(0.4)%

(1)Corporate costs consist of headquarters management costs, other incentive compensation, global digital costs, and costs that support global product platform development and offering management.
(2)Adjusted EBITDA margins calculated as adjusted EBITDA divided by Net sales

Vertiv Holdings Co
Sales by Product and Service Offering
(In millions)

	Three months ended June 30
	2020	2019 (1)	Δ	Δ %	Organic Δ %
Americas:
Critical infrastructure & solutions	$250.6	$317.4	$(66.8)	(21.0)%	(18.9)%
Services & spares	161.1	170.9	(9.8)	(5.7)%	(4.0)%
Integrated rack solutions	73.0	86.8	(13.8)	(15.9)%	(15.4)%
	$484.7	$575.1	$(90.4)	(15.7)%	(14.0)%
Asia Pacific:
Critical infrastructure & solutions	$202.2	$194.7	$7.5	3.9%	7.5%
Services & spares	88.1	91.5	(3.4)	(3.7)%	0.4%
Integrated rack solutions	32.5	37.1	(4.6)	(12.4)%	(8.9)%
	$322.8	$323.3	$(0.5)	(0.2)%	3.6%
EMEA:
Critical infrastructure & solutions	$99.4	$124.3	$(24.9)	(20.0)%	(15.8)%
Services & spares	66.5	74.3	(7.8)	(10.5)%	(11.7)%
Integrated rack solutions	32.3	37.1	(4.8)	(12.9)%	(8.4)%
	$198.2	$235.7	$(37.5)	(15.9)%	(13.3)%
Total:
Critical infrastructure & solutions	$552.2	$636.4	$(84.2)	(13.2)%	(10.2)%
Services & spares	315.7	336.7	(21.0)	(6.2)%	(4.5)%
Integrated rack solutions	137.8	161.0	(23.2)	(14.4)%	(12.3)%
	$1,005.7	$1,134.1	$(128.4)	(11.3)%	(8.8)%

(1)Beginning in the second quarter of 2020, sales were moved within product and service offering categories to reflect a strategic realignment within the Company's matrix organizational structure. Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the three months ended June 30, 2019 have been adjusted by $(36.2), $10.8, and $25.4, respectively, to reflect this modification. See Exhibit 99.2 included in Form 8-K for full year and quarterly adjustments for relevant periods.

	Six months ended June 30
	2020	2019 (2)	Δ	Δ %	Organic Δ %
Americas:
Critical infrastructure & solutions	$490.4	$650.8	$(160.4)	(24.6)%	(23.1)%
Services & spares	322.7	324.9	(2.2)	(0.7)%	0.6%
Integrated rack solutions	138.3	154.0	(15.7)	(10.2)%	(9.7)%
	$951.4	$1,129.7	$(178.3)	(15.8)%	(14.5)%
Asia Pacific:
Critical infrastructure & solutions	$318.5	$336.1	$(17.6)	(5.2)%	(1.8)%
Services & spares	167.3	174.5	(7.2)	(4.1)%	(0.6)%
Integrated rack solutions	60.9	71.7	(10.8)	(15.1)%	(12.1)%
	$546.7	$582.3	$(35.6)	(6.1)%	(2.7)%
EMEA:
Critical infrastructure & solutions	$204.8	$258.5	$(53.7)	(20.8)%	(16.6)%
Services & spares	131.9	143.5	(11.6)	(8.1)%	(9.3)%
Integrated rack solutions	68.2	74.9	(6.7)	(8.9)%	(4.4)%
	$404.9	$476.9	$(72.0)	(15.1)%	(12.5)%
Total:
Critical infrastructure & solutions	$1,013.7	$1,245.4	$(231.7)	(18.6)%	(16.0)%
Services & spares	621.9	642.9	(21.0)	(3.3)%	(1.9)%
Integrated rack solutions	267.4	300.6	(33.2)	(11.0)%	(9.0)%
	$1,903.0	$2,188.9	$(285.9)	(13.1)%	(10.9)%

(2)Beginning in the second quarter of 2020, sales were moved within product and service offering categories to reflect a strategic realignment within the Company's matrix organizational structure. Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the three months ended June 30, 2019 have been adjusted by $(65.8), $10.7, and $55.1, respectively, to reflect this modification. See Exhibit 99.2 included in Form 8-K for full year and quarterly adjustments for relevant periods.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the comparable GAAP measure of Net income (loss) for the three and six months ended June 30, 2020 and 2019:
Vertiv Holdings Co
Reconciliation from Net income (loss) to EBITDA and adjusted EBITDA
(In millions)

	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
Net income (loss)	$26.2	$(18.9)	$(242.7)	$(93.3)
Interest expense	30.1	78.7	99.1	156.4
Income tax expense	14.3	16.0	28.0	34.5
Depreciation and amortization	50.0	51.0	100.5	100.6
EBITDA	$120.6	$126.8	$(15.1)	$198.2
Loss on extinguishment of debt (a)	—	—	174.0	—
SPAC transaction costs (b)	—	—	21.4	—
Equity-based compensation (c)	2.5	—	3.2	—
Subtotal transaction-related adjustments	2.5	—	198.6	—
Cost to achieve operational initiatives (d)	2.7	10.1	4.3	21.2
Digital project implementation costs (e)	5.2	8.5	10.1	24.7
Transition costs (f)	1.1	3.6	3.6	9.0
Foreign currency gains (g)	—	(5.3)	—	(1.8)
Advisory fee (h)	—	2.4	0.5	3.7
Impact of purchase accounting (i)	0.4	0.4	0.9	0.9
Loss on asset disposals (j)	—	0.1	—	0.5
Subtotal transformation-related adjustments	9.4	19.8	19.4	58.2
Capitalized software write-off (k)	12.3	—	12.3	—
Subtotal other adjustments	12.3	—	12.3	—
Total adjustments	24.2	19.8	230.3	58.2
Adjusted EBITDA	$144.8	$146.6	$215.2	$256.4

Adjustments by financial statement line item:

	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
Net sales	$—	0.4	$—	$0.9
Cost of sales	—	0.1	0.1	0.7
Selling, general and administrative expenses	10.1	21.9	42.6	54.6
Loss on extinguishment of debt	—	—	174.0	—
Other deductions, net	14.1	(2.6)	13.6	2.0
Total adjustments	$24.2	$19.8	$230.3	$58.2

The following are notes to the reconciliations of EBITDA and Adjusted EBITDA to the comparable GAAP measure of Net income (loss):
a)Represents costs incurred in the refinancing and pay down of the Company’s long-term debt. Includes $99.0M write-off of deferred financing fees and $75.0M early redemption premium on high interest notes, for a total refinancing cost of $174.0M.
b)Represents transaction costs related to the reverse merger with GS Acquisition Holding Corp (GSAH) which closed on February 7, 2020 (the “Reverse Merger”).
c)Concurrent with the closing of the Reverse Merger, represents compensation expense related to equity awards granted to certain employees and directors of the business.
d)Cost to achieve operational initiatives encompass both transformation efforts and restructuring, as a result of major activities designed to enhance the efficiency of a business unit, department or function. Restructuring costs include expenses associated with Vertiv’s efforts to improve operational efficiency and deploy assets to remain competitive on a worldwide basis. Transformation efforts primarily include third party advisory and consulting fees that relate to activities contemplated in connection with the separation from Emerson Electric (“Emerson”) in 2016 and are expected to be significantly complete by 2020. Due to the volatility of restructuring and transformation costs and because these costs were incremental and materially related to specific transformative activities after its separation from Emerson, Vertiv does not view these costs as indicative of future ongoing operations of the business.
e)Investments in global digital and IT systems to drive efficiency, speed and cost reductions. These adjustments are substantially comprised of acquiring and implementing critical information and accounting systems required post separation from Emerson. The projects for each of these initiatives span multiple years due to the significance and complexity of the activities. However, Vertiv does not believe that these costs are indicative of ongoing operations.
f)Beginning in Q1 2020, transition costs primarily relate to SOX implementation which is a public company cost resulting from the Reverse Merger. Historically, transition costs were primarily made up of professional fees and other costs related to establishing the business as a stand-alone company, including rebranding, following the separation from Emerson. Expenses to facilitate the separation from Emerson were incurred the first three years post separation and therefore are not indicative of future ongoing operations of the business.
g)Beginning in Q1 2020 and going forward, we are not adjusting for foreign currency gains and losses which were $2.8M and $4.6 during the three and six months ended June 30, 2020, respectively. Historically, we adjusted foreign currency gains and losses as well as losses on hedges of balance sheet exposures that did not receive deferral accounting in order to provide further clarity to trends in our business.
h)Advisory fee paid to an affiliate of Vertiv, inclusive of fees associated with specific financing arrangements. The current period amount was pro-rated for the period prior to the Reverse Merger. Such fee has not continued following the Reverse Merger.
i)Represents the purchase accounting related to fair value adjustments to deferred revenue, inventory and rent expense on the opening balance sheets of business acquisitions. Vertiv believes that such adjustment is useful to investors to better identify trends in our business.
j)Beginning in Q1 2020 and going forward, we have not adjusted for gains and losses on asset disposals.
k)Represents the write-off of capitalized software costs that were incurred due to a strategic shift related to the Company’s ERP platform that was being implemented in the Americas segment.

Vertiv Holdings Co
Reconciliation of Segment EBIT to adjusted EBITDA by region
(In millions)

(A) Segment EBIT (1)
	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
Americas	$95.5	$101.1	$157.0	$188.1
APAC	44.5	46.2	58.1	66.6
EMEA	19.9	16.7	35.7	37.3
Corporate (2)	(89.3)	(88.2)	(366.4)	(194.4)
Earnings before interest and taxes	$70.6	$75.8	$(115.6)	$97.6
Interest expense, net	(30.1)	(78.7)	(99.1)	(156.4)
Loss before taxes	$40.5	$(2.9)	$(214.7)	$(58.8)

(B) Depreciation and Amortization
Americas	$29.8	$30.7	$59.7	$61.6
APAC	8.8	8.9	17.4	17.9
EMEA	5.9	5.9	11.8	11.8
Corporate	5.5	5.5	11.6	9.3
Total	$50.0	$51.0	$100.5	$100.6

(C) EBITDA Adjustments
Americas	$11.1	$4.3	$19.8	$10.9
APAC	5.0	(1.4)	11.0	4.0
EMEA	7.1	5.8	12.6	11.5
Corporate	1.0	11.2	186.9	32.0
Total	$24.2	$19.9	$230.3	$58.4

(A) + (B) + (C) = Adjusted EBITDA
Americas	$136.4	$136.1	$236.5	$260.6
APAC	58.3	53.7	86.5	88.5
EMEA	32.9	28.4	60.1	60.6
Corporate	(82.8)	(71.5)	(167.9)	(153.1)
Total	$144.8	$146.7	$215.2	$256.6

(1)Per Note 14 – Segment Information, in Vertiv’s Consolidated Financial Statements
(2)Corporate costs consist of headquarters management costs, stock-based compensation, interest expense, other incentive compensation, global digital costs, and costs that support global product platform development and offering management.

Vertiv Holdings Co
Reconciliation of Net Cash Provided By (Used For) Operating Activities to Free Cash Flow
(In millions)

	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
Net cash provided by (used for) operating activities	$73.0	$(47.9)	$(121.7)	$(81.6)
Capital expenditures	(6.5)	(12.3)	(13.2)	(23.0)
Investments in capitalized software	(4.4)	(6.7)	(6.2)	(10.6)
Proceeds from disposition of PP&E	—	1.2	—	5.0
Free cash flow	$62.1	$(65.7)	$(141.1)	$(110.2)

Vertiv Holdings Co
Reconciliation of EPS to Adjusted EPS
(In millions)

Three months ended June 30, 2020
	Net Sales	Operating Profit	Other Deductions, net	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	Non-GAAP Adjusted EBITDA (2)
GAAP	$1,005.7	$120.1	$49.5	$30.1	$14.3	$26.2	$0.08	$120.6
EBITDA adjustments (3)	—	10.1	1.8	—	—	11.9	0.04	11.9
Capitalized software write-off	—	—	12.3	—	—	12.3	0.04	12.3
Intangible amortization	—	—	32.2	—	—	32.2	0.10	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.02)	n/a
Non-GAAP Adjusted	$1,005.7	$130.2	$3.2	$30.1	$14.3	$82.6	$0.24	$144.8

(1)GAAP Diluted EPS based on 331.1 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 340.0 million diluted shares (includes 328.4 million shares outstanding and 11.6 million potential dilutive shares).
(2)Adjusted EBITDA of $120.6M is calculated as: net income of $26.2M, plus interest expense of $30.1M, plus income tax expense of $14.3M, plus depreciation and amortization of $50.0M.
(3)Includes one-time transformational investments of $9.4M and non-cash equity compensation of $2.5M.

Three months ended June 30, 2019
	Net Sales	Operating Profit	Other Deductions, net	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	Non-GAAP Adjusted EBITDA (2)
GAAP	$1,134.1	$103.9	$28.1	$78.7	$16.0	$(18.9)	$(0.16)	$126.8
EBITDA adjustments	0.4	22.4	(2.6)	—	—	19.8	0.17	19.8
Intangible amortization	—	—	32.4	—	—	32.4	0.27	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.18)	n/a
Non-GAAP Adjusted	$1,134.5	$126.3	$(1.7)	$78.7	$16.0	$33.3	$0.10	$146.6

(1)GAAP Diluted EPS based on 118.3 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 340.0 million diluted shares (includes 328.4 million shares outstanding and 11.6 million potential dilutive shares). We believe that this presentation facilitates comparison to the current period due to the impact of the reverse merger.
(2)Adjusted EBITDA of $126.8M is calculated as: net loss of $18.9M, plus interest expense of $78.7M, plus income tax expense of $16.0M, plus depreciation and amortization of $51.0M.

Six months ended June 30, 2020
	Net Sales	Operating Profit	Loss on Debt & Other Deductions	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	Non-GAAP Adjusted EBITDA (2)
GAAP	$1,903.0	$142.2	$257.8	$99.1	$28.0	$(242.7)	$(0.85)	$(15.1)
EBITDA adjustments (3)	—	21.3	1.3	—	—	22.6	0.08	22.6
Loss on extinguishment of debt(4)	—	—	174.0	—	—	174.0	0.61	174.0
SPAC transaction costs (5)	—	21.4	—	—	—	21.4	0.08	21.4
Capitalized software write-off	—	—	12.3	—	—	12.3	0.04	12.3
Intangible amortization	—	—	64.6	—	—	64.6	0.23	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.04)	n/a
Non-GAAP Adjusted	$1,903.0	$184.9	$5.6	$99.1	$28.0	$52.2	$0.15	$215.2

(1)GAAP Diluted EPS based on 284.5 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 338.5 million diluted shares (average pro forma diluted shares of 337.0M for the three months ended March 30, 2020 and 340.0M for the three months ended June 30, 2020). While warrants and stock options were anti-dilutive for the current six month period, we believe that this presentation facilitates a more comprehensive view due to the impact of the reverse merger.
(2)Adjusted EBITDA of $(15.1)M is calculated as: net loss of $242.7M plus interest expense of $99.1M, plus income tax expense of $28.0M, plus depreciation and amortization of $100.5M.
(3)Includes one-time transformational investments of $19.4M and non-cash equity compensation of $3.2M.
(4)Includes $99.0M non-cash write-off of deferred financing fees and $75.0M early redemption premium on high interest notes.
(5)One-time costs related to execution of the business combination with GSAH.

Six months ended June 30, 2019
	Net Sales	Operating Profit	Other Deductions, net	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	Non-GAAP Adjusted EBITDA
GAAP	$2,188.9	$164.6	$67.0	$156.4	$34.5	$(93.3)	$(0.79)	$198.2
EBITDA adjustments	0.9	56.2	2.0	—	—	58.2	0.49	58.2
Intangible amortization	—	—	65.2	—	—	65.2	0.55	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.16)	n/a
Non-GAAP Adjusted	$2,189.8	$220.8	$(0.2)	$156.4	$34.5	$30.1	$0.09	$256.4

(1)GAAP Diluted EPS based on 118.3 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 338.5 million diluted shares (average pro forma diluted shares of 337.0M for the three months ended March 30, 2020 and 340.0M for the three months ended June 30, 2020). We believe that this presentation facilitates comparison to the current period due to the impact of the reverse merger.
(2)Adjusted EBITDA of $198.2M is calculated as: net loss of $93.3M plus interest expense of $156.4M, plus income tax expense of $34.5M, plus depreciation and amortization of $100.6M.